     As filed with the Securities and Exchange Commission on August 20, 1999
                                                       REGISTRATION NO._________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                EARTHCARE COMPANY

             (Exact name of registrant as specified in its charter)

           DELAWARE                                            58-2335973
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                          14901 QUORUM DRIVE, SUITE 200
                               DALLAS, TEXAS 75240

   (Address, including zip code, of registrant's principal executive offices)

                    EARTHCARE COMPANY 1999 STOCK OPTION PLAN

                              (Full title of plans)

                            DONALD F. MOOREHEAD, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          14901 QUORUM DRIVE, SUITE 200
                               DALLAS, TEXAS 75240
                                 (972) 858-6025
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                               LYNN S. SCOTT, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                Proposed Maximum  Proposed Maximum     Amount of
Title of Securities to be Registered              Amount to      Offering Price       Aggregate      Registration
                                                be Registered     Per Share(1)    Offering Price(1)       Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.0001 per share......    1,800,000          $13.59          $24,462,000        $6,800
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Common Stock of EarthCare Company on August 17, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

         The following documents have been previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement:

                  (a) The Registrant's Post Effective Amendment No. 2 to Registration Statement on Form S-1 dated August 3, 1999;

                  (b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

                  (c) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999 and March 31, 1999; and

                  (d) The description of the Registrant's common stock, par value $.0001 per share ("Common Stock"), contained in the Registration Statement on Form 10, dated November 30, 1998, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


Item 4.           Description of Securities.

                  Inapplicable.


Item 5.           Interest of Named Experts and Counsel.

                  Inapplicable.

Item 6.           Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation, as amended, provides that no director of the corporation shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor law or act), and (iv) for any transaction from which the director derived an improper personal benefit.

         The Company must indemnify, and upon request will advance expenses to any officer or director who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, including civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was acting at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification will not apply if the indemnitee is adjudged liable to the Company, unless and only if the court in which the action is brought determines the indemnitee is fairly and reasonably entitled to indemnification by the Company.

         EarthCare may also purchase and maintain insurance on behalf of its directors and officers against any such liability that may be asserted as a result of the director's or officer's service in such a capacity.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.


Item 8.  Exhibits.

Exhibit             Description
-------             -----------

4.1                 Certificate of  Incorporation  of the Company dated May 13, 1998  (incorporated by reference to
                    Exhibit 3.1 of Registrant's  Registration  Statement on Form 10, Registration No. 00024685,  as
                    amended).

4.2                 Bylaws  of  the  Company   (incorporated   by  reference  to  Exhibit  3.2  of  the   Company's
                    Registration Statement on Form 10, Registration No. 00024685, as amended).

5.1                 Opinion of King & Spalding regarding legality of shares being registered.

15.1                Letter regarding Unaudited Interim Financial Information.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Arthur Andersen LLP.

23.3                Consent of King & Spalding (included in Exhibit 5.1).

24.1                Power of Attorney (included on signature page).

Item 9.  Undertakings.

      The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The audited financial statements incorporated by reference in this Prospectus have been audited by various independent public accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so incorporated in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

         With respect to the unaudited interim financial information as of and for the three month and six month periods ended March 31, 1999 and June 30, 1999, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 12, 1999 and August 9, 1999 and incorporated by reference herein, states that they did not audit and that they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because the report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 19th day of August, 1999.

                            EARTHCARE COMPANY


                            By: /s/Harry Habets
                                ---------------
                                Harry Habets
                                President, Chief Operating Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Donald F. Moorehead, Jr. and Harry Habets, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature                                         Title                                     Date
---------                                         -----                                     ----


/s/Donald F. Moorehead, Jr.                       Chairman and Chief Executive              August 20, 1999
---------------------------------------
Donald F. Moorehead, Jr.                          Officer (Principal Executive Officer)
                                                  and Director

/s/Harry Habets                                   President, Chief Operating Officer        August 20, 1999
---------------------------------------
Harry Habets                                      Director


/s/Raymond M. Cash                                Vice Chairman and Director                August 20, 1999
---------------------------------------
Raymond M. Cash


/s/James E. Farrell                               Vice President and Chief Financial        August 20, 1999
---------------------------------------           Officer (Principal Financial and
James E. Farrell                                  Principal Accounting Officer)


/s/William P. Hulligan                            Director                                  August 20, 1999
---------------------------------------
William P. Hulligan


/s/Elroy Roelke                                   Director                                  August 20, 1999
---------------------------------------
Elroy Roelke

/s/Earl E. DeFrates                               Director                                  August 20, 1999
---------------------------------------
Earl E. DeFrates


/s/Brian Rosborough                               Director                                  August 20, 1999
---------------------------------------
Brian Rosborough

                                  EXHIBIT INDEX


Exhibit             Description
-------             -----------

4.1                 Restated and Amended Articles of Incorporation of Registrant
                    (incorporated by reference to Exhibit 2 of Registrant's
                    Registration Statement on Form 8-A dated March 25, 1997).

4.2                 Bylaws of Registrant (incorporated by reference to
                    Exhibit 3 of Registrant's Registration Statement on Form 8-A dated
                    March 25, 1997).

5.1                 Opinion of King & Spalding regarding legality of shares being registered.

15.1                Letter regarding Unaudited Interim Financial Information.

23.1                Consent of PriceWaterhouseCoopers LLP.

23.2                Consent of Arthur Andersen LLP

23.3                Consent of King & Spalding (included in Exhibit 5.1).

24.1                Power of Attorney (included on signature page).